                                                                     EXHIBIT 3.1


                               State of Delaware

                        Office of the Secretary of State


         I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "THE WMA CORPORATION", CHANGING ITS NAME FROM "THE WMA CORPORATION" TO "GLOBAL PREFERRED HOLDINGS, INC.", FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF AUGUST, A.D. 2001, AT 11:30 O'CLOCK A.M.

         A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.



[SEAL]                    /s/ Harriet Smith Windsor
                          ---------------------------------------------
                          Harriet Smith Windsor, Secretary of State

                                                        AUTHENTICATION: 1298492

                                                                  DATE: 08-16-01
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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                      *****

The WMA Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of The WMA Corporation on July 12, 2001 resolutions were duly adopted setting forth a proposed amendment to the Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Restated Certificate of Incorporation of this corporation be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

"The name of the corporation is Global Preferred Holdings, Inc."

SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That this Certificate of Amendment of the Restated Certificate of Incorporation shall be effective on August 14, 2001.

IN WITNESS WHEREOF, said The WMA Corporation has caused this certificate to be signed by Edward F. McKernan, its President, this 14th day of August, 2001.



                                       By:   /s/ Edward F. McKernan
                                          -------------------------------
                                          Title of Officer:  President



                                                         STATE OF DELAWARE
                                                         SECRETARY OF STATE
                                                      DIVISION OF CORPORATIONS
                                                     FILED 11:30 AM 08/15/2001
                                                        010400789 - 2487326